UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 11, 2014, a notice was sent to CBS Corporation’s (“CBS”) directors and executive officers (the “Updated Notice”), which updated the notice sent to them on June 17, 2014 regarding restrictions on their buying, selling, acquiring or transferring CBS’ Class A common stock and Class B common stock, subject to certain exceptions, in connection with CBS’ offer to exchange its shares of CBS Outdoor Americas Inc. common stock for shares of outstanding CBS Class B common stock, which was launched on June 11, 2014 (the “Exchange Offer”). The notice indicated that such trading restrictions would begin on July 3, 2014 and end during the week of July 21, 2014 but could be shortened if the number of participants in the CBS 401(k) Plan and Outdoor 401(k) Plan who participate in the Exchange Offer (“401(k) Participants”) did not meet a threshold. The Updated Notice indicated that the number of 401(k) Participants was less than the threshold and, as a result, CBS’ directors and executive officers were no longer subject to trading restrictions pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR (Blackout Trading Restriction).

Item 8.01 Other Events.

The information under Item 5.04 is incorporated by reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

By:	/s/ Angeline C. Straka
	Name:	Angeline C. Straka
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: July 11, 2014

3